                                                                    EXHIBIT 10.7


                                      NOTE

$25,000,000.00                                                September 29, 2000

         FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to FLEET NATIONAL BANK, a national banking association, or order, in accordance with the terms of that certain First Amended and Restated Unsecured Term Loan Agreement dated as of September 29, 2000 (the "Term Loan Agreement"), as from time to time in effect, among the undersigned, Fleet National Bank, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of TWENTY FIVE MILLION AND No/Dollars ($25,000,000.00), or such amount as may be advanced by the payee hereof under the Term Loan Agreement with daily interest from the date hereof, computed as provided in the Term Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Term Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Term Loan Agreement. Interest shall be payable on the dates specified in the Term Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Term Loan Agreement.

         Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110 or such other address as may be designated by Agent.

         This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Term Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Term Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Term Loan Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Term Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Term Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Term Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         Recourse to the general partner of the Borrower shall be limited as provided in Section 32 of the Term Loan Agreement.

         This Note is a note executed in amendment and restatement of the "Notes" as such term is defined in the Prior Credit Agreement.

         IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                      RAMCO-GERSHENSON PROPERTIES, L.P.,
                                      a Delaware limited partnership

                                      By:  Ramco-Gershenson Properties Trust, a
                                      Maryland real estate investment trust, its
                                      General Partner


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